Exhibit 5.1	Opinion re: legality.

[JOEL SEIDNER, ESQ. LETTERHEAD]

July 27, 2006

Kent Watts, Chief Executive Officer
Hyperdynamics Corporation
One Sugar Creek Boulevard, Suite 125
Sugar Land, TX 77478

Dear Mr. Watts:

As counsel for Hyperdynamics Corporation, a State of Delaware corporation (the “Company”), you have requested me to render this opinion in connection with the Registration Statement of the Company on Form S-1 Amendment Number 1 (“Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission relating to the resale of 5,100,000 shares of common stock, par value $.001 per share (the “Common Stock”) by certain security holders of the Company who are listed as the Selling Stockholders in the Registration Statement.

I am familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, I have reviewed the Registration Statement and such other documents and certificates of public officials and of Officers of the Company with respect to the accuracy of the factual matters contained therein as I have felt necessary or appropriate in order to render the opinions expressed herein. In making my examination, I have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions I have not independently verified.

Based upon the foregoing, I am of the opinion that:

1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.
The shares of Common Stock underlying the convertible debentures, at such time as the convertible debentures are converted according to their terms, will be validly issued, fully paid and nonassessable.

3.	The shares of Common Stock underlying the warrants, at such time as such warrants are exercised according to their terms, will be validly issued, fully paid and nonassessable.

I consent to the use in the Registration Statement of the reference to Joel Seidner, Esq. as an expert under the heading “INTEREST OF NAMED EXPERTS AND COUNSEL.”

This opinion is conditioned upon the Registration Statement being declared effective by the Securities and Exchange Commission and upon compliance by the Company with all applicable provisions of the Securities Act and such state securities rules, regulations and laws as may be applicable.

Very truly yours,

/s/ Joel Seidner, Esq.